Exhibit 99.1


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


                     DENNY'S REPORTS MARCH SAME-STORE SALES

Spartanburg, S.C., April 8, 2004 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period and quarter ended March 31, 2004, compared with the related periods in fiscal year 2003.

                                     Five Weeks             13 Weeks
   Sales:                            March 2004              Q1-2004
   --------------------------      --------------         ------------
   Same-Store Sales                     5.5%                   6.4%
      Guest Check Average               2.6%                   3.0%
      Guest Counts                      2.8%                   3.3%


   Restaurant Counts:                  3/31/04              12/31/03
   --------------------------      --------------         ------------
      Company-owned                      558                    561
      Franchised and Licensed          1,064                  1,077
                                   --------------         ------------
                                       1,622                  1,638


Denny's is America's largest full-service family restaurant chain, consisting of 558 company-owned units and 1,064 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.